Exhibit 99.1

For further information contact:

Company:	Lona Cornish PolyMedix, Inc. 484-598-2340 lcornish@polymedix.com

Investors:	Erika Moran emoran@investorrelationsgroup.com

Media:	Janet Vasquez jvasquez@investorrelationsgroup.com
The Investor Relations Group 212-825-3210

POLYMEDIX ANNOUNCES ADOPTION OF STOCKHOLDER RIGHTS PLAN

Radnor, PA (May 13, 2009) — PolyMedix, Inc. (OTC BB: PYMX, www.polymedix.com), an emerging biotechnology company developing acute care products for infectious diseases and acute cardiovascular disorders, announced today that its Board of Directors has approved a Stockholder Rights Plan. The Stockholder Rights Plan was adopted to protect long-term stockholder value, and to help ensure that all stockholders receive fair and equal treatment in the event of any proposed takeover.

“Our Board of Directors believes stockholder rights plans have been used as an effective tool by many public companies seeking to preserve or enhance stockholder value,” said Nicholas Landekic, President and Chief Executive Officer of PolyMedix. “The Plan will help us to ensure that any proposed transaction involving PolyMedix is in the best interest of all PolyMedix stockholders. The rights are similar to those adopted by many public companies and are designed to help protect our stockholders in the event of any proposed takeover of the Company. The adoption of this Plan reflects good corporate planning, and is not in response to any specific effort to takeover PolyMedix.”

The Stockholder Rights Plan

The Plan creates a dividend of one right for each outstanding share of the Company’s common stock.  The rights are represented by and traded with the Company’s common stock.  Initially, there will be no separate certificates or market for the rights.

The rights do not separate from the common stock until the earlier of:  (i) ten business days after a public announcement that a person has acquired beneficial ownership of 15% or more of the common stock of the Company or such earlier date as the majority of the Company’s Board of Directors becomes aware of the existence of such person, or (ii) ten business days (or some later date as determined by the Company’s Board of Directors) the commencement of a tender or exchange offer is made which, if completed, would result in the bidder beneficially owning 15% or more of the common stock of the Company.

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PolyMedix Announces Stockholder Rights Plan
May 13, 2009

Under certain circumstances the rights entitle the holders, other than the person triggering such rights, to buy the Company’s common stock at a 50% discount.  In the event that (1) any person shall acquire beneficial ownership of 15% of the Company’s outstanding stock; (2) the Company is the surviving corporation in a merger or other business combination with a person or entity that beneficially owns 15% or more of the Company’s outstanding common stock; or (3) there is any type of recapitalization of the Company that results in an increase by more than 1% the proportionate share of equity securities of the Company of a person who beneficially owns 15% or more of the Company’s outstanding stock, each such right holder will have the option to buy for the purchase price common stock of the Company having a value equal to two times the purchase price of the right.

Under another set of circumstances the rights entitle the holders, other than the person triggering such rights, to buy shares of common stock of another entity that acquires the Company at a 50% discount.  In the event that, at any time after a person has acquired beneficial ownership of 15% or more of the Company’s outstanding common stock, (1) the Company enters into a merger or other business combination transaction in which the Company is not the surviving corporation; (2) the Company is the surviving corporation in a transaction in which all or part of the common stock is exchanged for cash, property or securities of any other person; or (3) more than 50% of the assets, cash flow or earning power of the Company is sold, each such right holder will have the option to buy for the purchase price stock of the acquiring company having a value equal to two times the purchase price of the right.

The rights may be redeemed by the Company for $0.001 per right at any time until the earliest of (i) a public announcement that a person has acquired beneficial ownership of 15% of the Company’s common stock or such earlier date as the majority of the Company’s Board of Directors becomes aware of the existence of such person, (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors) after a person has announced, or announcement of an intention to commence, a tender offer or exchange which would result in such person being the beneficial owners of 15% of the Company’s common stock, or (iii) May 12, 2019.

The distribution of the rights will be made on May 26, 2009, and the rights will be attached to all shares of the Company’s common stock then outstanding, whether or not certificated, at the close of business on that date. The rights will expire at the close of business on May 12, 2019 unless earlier redeemed or exchanged. Until a right is exercised, the holder of a right, as such, will have no rights as a stockholder of PolyMedix. A summary of the Plan and the other actions taken by the Company’s Board of Directors will be included in a Form 8-K that will be filed with the Securities and Exchange Commission. Additional details of the Plan will also be contained in a summary that will be mailed to stockholders of PolyMedix.

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PolyMedix Announces Stockholder Rights Plan
May 13, 2009

About PolyMedix, Inc.

PolyMedix is a publicly traded biotechnology company focused on the development of novel drugs and biomaterials for the treatment of infectious diseases and acute cardiovascular disorders. PolyMedix’s compounds are based on biomimetics: non-peptide small molecule drug candidates that mimic the activity of proteins. The Company’s antibiotic compounds, including PMX-30063 – small molecule mimetics of human host-defense proteins — have a mechanism of action distinct from those of current antibiotic drugs, a mechanism which is intended to make bacterial resistance unlikely to develop. The Company’s goal is to develop these as rapidly acting antibiotics for serious systemic and local infections. The Company plans to continue the development of polymeric formulations as antimicrobial biomaterials, which can be used as additives to paints, plastics, and textiles to create self-sterilizing products and surfaces. The Company’s heptagonist compounds, including PMX-60056, reverse the activity of both heparin and Low Molecular Weight Heparins, with the goal of developing an antagonist drug that is safer and easier to use than currently approved therapy. For more information, please visit PolyMedix on its website at www.polymedix.com.

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This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends”, “goal”, “potential,” “may,” ”suggest,” and similar expressions. Among other things, there can be no assurance that PolyMedix’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere. A more complete description of these risks, uncertainties and assumptions is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.